Exhibit 99.2

HPI DIRECT, INC. AND TAA INVESTMENTS LLC

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

SIX MONTHS ENDED JUNE 30,

(Unaudited)

	2013	2012

Net sales	$17,342,138	$14,215,280

Costs and expenses:
Cost of goods sold	11,759,123	9,917,274
Selling and administrative expenses	4,349,243	3,396,196
Interest expense	257,243	231,295
	16,365,609	13,544,765

Net income	$976,529	$670,515

Comprehensive income	$976,529	$670,515

See accompanying notes to Consolidated Interim Financial Statements.

HPI DIRECT, INC. AND TAA INVESTMENTS LLC

CONSOLIDATED BALANCE SHEETS

	June 30,
	2013	December 31,
	(Unaudited)	2012

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$290,178	$190,324
Accounts receivable - trade, net	4,611,642	2,772,118
Prepaid expenses and other current assets	1,074,830	1,183,598
Inventories, net	10,313,490	8,471,072
TOTAL CURRENT ASSETS	16,290,140	12,617,112

PROPERTY, PLANT AND EQUIPMENT, NET	3,928,105	4,011,792
INTANGIBLE ASSETS, NET	852,532	926,406
GOODWILL	1,258,245	1,258,245
OTHER ASSETS	26,817	27,549
	$22,355,839	$18,841,104

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Revolving Credit Agreement	$9,757,866	$8,460,280
Accounts payable	1,050,077	1,242,014
Customer deposits	2,003,630	35,852
Other current liabilities	1,862,766	1,695,242
Current portion of long-term debt	344,796	342,919
TOTAL CURRENT LIABILITIES	15,019,135	11,776,307

LONG-TERM DEBT	2,163,527	2,340,344
COMMITMENTS AND CONTINGENCIES (NOTE 5)
SHAREHOLDERS' EQUITY:
Common stock $.001 par value - authorized 100,000 shares, issued and outstanding, 1,500 shares	2	2
Retained earnings	5,173,175	4,724,451
TOTAL SHAREHOLDERS' EQUITY	5,173,177	4,724,453
	$22,355,839	$18,841,104

 See accompanying notes to Consolidated Interim Financial Statements.

HPI DIRECT, INC. AND TAA INVESTMENTS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30,
(Unaudited)

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$976,529	$670,515
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	272,561	198,946
Provision for bad debts - accounts receivable	104,595	67,000
Changes in assets and liabilities, net of acquisition of businesses:
Accounts receivable - trade	(1,944,119)	566,681
Inventories	(1,842,418)	1,059,560
Prepaid expenses and other current assets	108,768	(94,485)
Other assets	732	(7,778)
Accounts payable	(191,937)	(247,710)
Customer deposits	1,967,778	(29,816)
Other current liabilities	402,401	(264,886)

Net cash flows (used in) provided by operating activities	(145,110)	1,933,583

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(115,000)	(110,362)
Payments of contingent consideration related to business acquisitions	(234,877)	(551,591)

Net cash used in investing activities	(349,877)	(661,953)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	-	850,000
Repayment of long-term debt	(174,940)	(164,125)
Revolving credit agreement	1,297,586	(1,768,917)
Distribution to shareholders	(527,805)	-

Net cash provided by (used in) financing activities	594,841	(1,083,042)

Net increase in cash and cash equivalents	99,854	188,588

Cash and cash equivalents balance, beginning of year	190,324	96,783

Cash and cash equivalents balance, end of period	$290,178	$285,371

See accompanying notes to Consolidated Interim Financial Statements.

         HPI DIRECT, INC. AND TAA INVESTMENTS, LLC

NOTES TO CONSOLIDATED

INTERIM FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(Unaudited)

NOTE 1 – Summary of Significant Interim Accounting Policies:

a)    Basis of presentation

The consolidated interim financial statements include the accounts of HPI Direct, Inc. (“HPI”) and TAA Investments, LLC (“TAA”). HPI has a variable interest in TAA, which owns the facility that houses HPI’s corporate offices and distribution facility. TAA is also affiliated with HPI through common ownership. HPI has determined it is the primary beneficiary. These entities are referred to collectively as “the Company”. All significant intercompany transactions have been eliminated. The accompanying unaudited consolidated interim financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. These consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s consolidated financial statements for the year ended December 31, 2012. The interim financial information contained herein is not certified or audited; it reflects all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair statement of the operating results for the periods presented, stated on a basis consistent with that of the audited financial statements. The results of operations for any interim period are not necessarily indicative of results to be expected for the full year.

b)    Revenue recognition

The Company records revenue as products are shipped and title passes to the customer. A provision for estimated returns and allowances is recorded based on historical experience and current allowance programs.

c)    Recognition of costs and expenses

Costs and expenses other than product costs are charged to income in interim periods as incurred, or allocated among interim periods based on an estimate of time expired, benefit received or activity associated with the periods. Procedures adopted for assigning specific cost and expense items to an interim period are consistent with the basis followed by the Company in reporting results of operations at annual reporting dates. However, when a specific cost or expense item charged to expense for annual reporting purposes benefits more than one interim period, the cost or expense item is allocated to the interim periods.

d)    Amortization of other intangible assets

The Company amortizes identifiable intangible assets on a straight line basis over their expected useful lives. Amortization expense for other intangible assets was $73,875 for the six-month periods ended June 30, 2013 and 2012 respectively.

e)    Shipping and handling fees and costs

The Company includes shipping and handling fees billed to customers in net sales. Shipping and handling costs associated with in-bound and out-bound freight are generally recorded in cost of goods sold. Other shipping and handling costs such as labor and overhead are included in selling and administrative expenses and totaled $1,268,881 and $861,093 for the six months ended June 30, 2013 and 2012, respectively.

f)      Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market value. Judgments and estimates are used in determining the likelihood that goods on hand can be sold to customers. Historical inventory usage and current revenue trends are considered in estimating both excess and obsolete inventories. If actual product demand and market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

g) Taxes on income

HPI, with the consent of its shareholders, has elected to be taxed as an S corporation. Under this election, the officers and shareholders of HPI are taxed individually on their proportionate share of the Company's annual income. TAA is a limited liability company. Under this structure, the shareholders of TAA are taxed individually on their proportionate share of the Company's annual income. Therefore, no provision or liability for income taxes has been included in the combined financial statements of the Company.

h) Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates. The most significant estimates included in the financial statements relate to the determination of fair values of assets acquired and liabilities assumed, potential impairment of goodwill and other long-term assets, allowance for doubtful accounts, sales returns and allowances, potential inventory obsolescence and useful lives of long-term assets.

i)     Comprehensive income

Other comprehensive income (loss) is defined as the change in equity during a period, from transactions and other events, excluding changes resulting from investments by owners (e.g., supplemental stock offering) and distributions to owners (e.g., dividends). The Company has no items to be included in other comprehensive income for the six-month periods ended June 30, 2013 or 2012.

j)     Operating segments

FASB establishes standards for the way that public companies report information about operating segments in annual financial statements and establishes standards for related disclosures about product and services, geographic areas and major customers. The Company has reviewed the standard and determined that it operates in one segment.

k)     Risks and concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk include cash in banks in excess of federally insured amounts.  The Company manages this risk by maintaining all deposits in high quality financial institutions and periodically performing evaluations of the relative credit standing of the financial institutions. When assessing credit risk the Company considers whether the credit risk exists at both the individual and group level. Consideration is given to the activity, region and economic characteristics when assessing if there exists a group concentration risk. At June 30, 2013, the Company had one customer with an accounts receivable balance greater than 10% of the total accounts receivable. This customer owed approximately $1,472,000 or approximately 31% of the total accounts receivable balance. At December 31, 2012, the Company had one customer with an accounts receivable balance greater than 10% of the total accounts receivable. This customer owed approximately $308,000 or approximately 10% of the total accounts receivable balance. The Company did not have any sales concentrations in excess of 10% for the periods ended June 30, 2013 and 2012, respectively.

NOTE 2 – Revolving Credit Agreement:

	June 30,	December 31,
	2013	2012

Note payable to Bank of North Georgia pursuant to revolving credit agreement, maturing April 1, 2014	$9,757,866	$8,460,280

The Company entered into a credit agreement with Bank of North Georgia that made available to the Company up to $11,000,000 on a revolving credit basis. Interest is payable at Prime plus 1.0% (4.25% at June 30, 2013). The agreement is secured by all of the Company’s assets.

The Company also entered into a line of credit agreement with the Bank of North Georgia that made available to the Company up to $500,000. Interest is payable at prime plus 2.5% with a floor of 6%. There was no balance outstanding on this agreement at June 30, 2013 or December 31, 2012.

The Company is in full compliance with all terms, conditions and covenants of the credit agreement. The outstanding balance under those agreements was paid in full on July 1, 2013.

NOTE 3 – Long-Term Debt:

	June 30,	December 31,
	2013	2012

First mortgage payable to Bank of North Georgia pursuant to revolving credit agreement, maturing December 20, 2017	$1,714,522	$1,868,294

Second mortgage payable to Bank of North Georgia pursuant to revolving credit agreement, maturing February 28, 2017	793,801	814,969
	2,508,323	2,683,263
Less current maturities of long-term debt	344,796	342,919
	$2,163,527	2,340,344

In 2007, the Company entered into a first mortgage agreement with Bank of North Georgia secured by the Company’s corporate office and distribution facility. Interest is payable at LIBOR plus 2.5% (2.75% at June 30, 2013). This agreement is secured by all of the Company’s assets.

In 2012, the Company entered into a second mortgage agreement with Bank of North Georgia secured by the Company’s corporate office and distribution facility. Interest is payable at 4.25%.

The Company is in full compliance with all terms, conditions and covenants of the credit agreements. The outstanding balance under those agreements was paid in full on July 1, 2013.

NOTE 4 – Supplemental Cash Flow Information:

Cash paid for interest was $257,243 and $258,493, respectively, for the six-month periods ended June 30, 2013 and 2012.

NOTE 5 – Contingencies:

The Company is involved in various legal actions and claims arising from the normal course of business. In the opinion of management, the ultimate outcome of these matters will not have a material impact on the Company’s results of operations, cash flows, or financial position.

NOTE 6 – Due To Shareholders:

As of June 30, 2013 and December 31, 2012, the Company had outstanding balances payable to its shareholders for $343,978 and $372,950, respectively. There are no fixed repayment terms for these obligations. These amounts are included in other current liabilities on the consolidated balance sheets.

NOTE 7 – Subsequent Events:

Management has evaluated events and transactions for potential recognition or disclosure through September 12, 2013, the date which these consolidated financial statements were available for issuance.

On July 1, 2013, the Company sold substantially all of its assets to Superior Uniform Group, Inc.